Better For You Wellness Launches
New Corporate Website

Columbus, Ohio - August 17, 2022 - Better For You Wellness, Inc. (OTCQB: BFYW) ("Better For You Wellness" or the "Company"), an Ohio-based company focused on the rapidly-growing $1.5T wellness industry, is pleased to announce the launch of its new corporate website: https://www.bfyw.com/. The new corporate website, like the Company's previously announced name change, was designed to reflect the Company's mission and improve communication strategies with current/potential shareholders, institutions, and various media publications.

The Company's investor information, including press releases and links to the Company's filings with the Securities and Exchange Commission (the "SEC"), will now be found on this website. The Company's SEC filings and the Company's corporate governance documents, including the Code of Business Conduct and Ethics and Compliance Program, are available on this website. Any amendments to or waivers of the Company's Code of Business Conduct and Ethics and Compliance Program will be disclosed on this website.

"The launch of our new website is an important next step in the ongoing evolution of Better For You Wellness and will enable the Company to provide more transparent communications with our shareholders and other stakeholders," commented Ian James, CEO of Better For You Wellness. "We are excited to offer our website visitors an optimal user experience that facilitates easy access to the information they need through an intuitive interface while elevating the Company's branding. As we continually work on new developments, we remain committed to providing timely and easily accessible updates through our website and across all corporate social media platforms."

We encourage our shareholders to visit: https://www.bfyw.com/ or our corporate social media platforms:

● Twitter: https://twitter.com/otcbfyw

● Facebook: https://www.facebook.com/BetterForYouWellness/

● LinkedIn: https://www.linkedin.com/company/better-for-you-wellness

For further information, investors should refer to the Company's reports filed with SEC (https://www.sec.gov/).

About Better For You Wellness, Inc.

Better For You Wellness, Inc. (OTCQB: BFYW) is a Columbus, Ohio-based Company pursuing a dual buy-and-build model within the wellness industry. Better For You Wellness, Inc., through its wholly-owned subsidiary, builds and operates digitally-native, mission-driven brands within the clean beauty sector, including Better Suds. Better For You Wellness, Inc. is also under LOI to acquire multiple companies within the clean and natural beauty category. Learn more at https://BFYW.com.

Contact:

Better For You Wellness, Inc.

Ian James, CEO

investors@bfyw.com

Forward-Looking Statements

This press release may contain forward-looking statements that involve risks and uncertainties. These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology including "could," "may," "will," "should," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential" and the negative of these terms or other comparable terminology. While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested in this report. Except as required by applicable law, we do not intend to update any of the forward-looking statements so as to conform these statements to actual results. Investors should refer to the risks disclosed in the Company's reports filed with SEC (https://www.sec.gov/).